Exhibit 3.27

FILED
In the Office of the
Secretary of State of Texas

MAR 29 2001

Corporations Section

ARTICLES OF ORGANIZATION

OF

ELECTRONIC RX NETWORK, LLC

I, the undersigned natural person of the age of eighteen (18) years or more, acting as the organizer of a limited liability company (the “Company”) under the Texas Limited Liability Company Act (the “Act”), do hereby adopt the following Articles of Organization for the Company:

ARTICLE I

The name of the Company is ELECTRONIC RX NETWORK, LLC

ARTICLE II

The period of duration of the Company is perpetual from the date of filing of these Articles of Organization with the Secretary of State of the State of Texas, unless earlier dissolved in accordance with either the Act or the provisions of the Regulations of the Company.

ARTICLE III

The purpose for which the Company is organized is to transact any or all lawful business for which limited liability companies may be organized under the Act.

ARTICLE IV

The address of the initial registered agent of the Company in the State of Texas is 301 Commerce Street, Suite 3500, Fort Worth, TX 76102.

The name of that initial registered agent at that address is Mack Ed Swindle.

ARTICLE V

The Company is to be managed by a member or members. The initial number of members of the Company is two.

The name and address of each person who is to serve as a member of the Company until the first annual meeting of members of the Company or until a successor is elected and qualified are as follows:

NATIONAL HEALTH SYSTEMS, INC.

101 Jim Wright Freeway

Suite 200

Fort Worth, Texas 76108

Mark Lyle

1029 Beach Drive

Victoria, B.C., Canada

V8S2N2

ARTICLE VI

The name and address of the organizer of the Company are as follows:

Wayne M. Whitaker

301 Commerce Street, Suite 3500

Fort Worth, Texas 76102

ARTICLE VII

No person who is a member of the Company shall be liable to the Company or its members for monetary damages for an act or omission of that person in his or her capacity as a member, except for liability of that person for (i) a breach by that person of a duty of loyalty of a member to the Company or its members, (ii) an act or omission not in good faith that constitutes a breach of duty of a member to the Company, (iii) an act or omission by that person that involves intentional misconduct or a knowing violation of the law, (iv) a transaction from which that person receives an improper benefit, whether or not the benefit results from an action taken within the scope of the position of that person as a member, or (v) an act or omission for which the liability of that person is expressly provided for by an applicable statute. If the Act, the Texas Business Corporation Act, the Texas Miscellaneous Corporation Laws Act, or other applicable law is amended to authorize action further eliminating or limiting the liability of members, then the liability of a member of the Company shall be eliminated or limited to the fullest extent permitted by the Act, the Texas Business Corporation Act, the Texas Miscellaneous Corporation Laws Act, or other applicable law, as so amended

Any repeal or modification of the foregoing paragraph by the members shall not adversely affect any right or protection of a person who is a member that exists at the time of that repeal or modification.

ARTICLE VIII

The Company shall indemnify and advance expenses to any persons who are named in any lawsuits or other proceedings as a result of their service to the Company as members or officers to the fullest extent permitted by the laws of the State of Texas as such laws may now or hereafter exist Any repeal or amendment of this Article shall operate prospectively only and shall not adversely affect any right to receive indemnification existing at the time of such repeal or amendment.

IN WITNESS WHEREOF, I have hereunto set my hand this 29th day of March, 2001.

/s/ Wayne M. Whitaker
Wayne M. Whitaker

FILED
In the Office of the
Secretary of State of Texas

MAY 16 2001

Corporations Section

ARTICLES OF AMENDMENT

TO THE ARTICLES OF ORGANIZATION OF

ELECTRONIC RX NETWORK, LLC

Pursuant to the provisions of Article 3,06 of the Texas Limited Liability Company Act, the undersigned company adopts the following Articles of Amendment to its Articles of Organization.

ARTICLE I

The name of the company is ELECTRONIC RX NETWORK, LLC

ARTICLE II

The amendment alters or changes Article V, Article VII and Article VIII of the original Articles of Organization and the full text of each provision as it is amended as follows:

ARTICLE V

The Company is to be managed by it Managers

The name and address of the persons who are to serve as Mangers until the first annual meeting of the company’s Members or until successors are elected and qualified are:

NATIONAL HEALTH SYSTEMS, INC

101 Jim Wright Freeway

Suite 200

Fort Worth, Texas 76108

Mark Lyle

1029 Beach Drive

Victoria, B.C., Canada

V8S2N2

ARTICLE VII

No person who is a member or manager of the Company shall be liable to the , Company, its members or managers for monetary damages for an act or omission of that person in his or her capacity as a member or manager except for liability of that person for (i) a breach by that person of a duty of loyalty of a member or manager to the Company, its members or managers; (ii) an act or omission not in good faith that constitutes a breach of duty of a member or manager to the Company, (iii) an act or omission by that person that involves intentional misconduct or a knowing violation of the law, (iv) a transaction from which that person receives an improper benefit, whether or not the benefit results from an action taken within the scope of the position of that person as a member or a manager, or (v) an act or omission for which the liability of that person is expressly provided for by an applicable statute, It the Act, the Texas Business Corporation Act, the Texas Miscellaneous Corporation Laws Act, or other applicable law is amended to authorize action further eliminating or limiting the liability of members or managers, then the liability of a member or manager of the Company shall be eliminated or limited to the fullest extant permitted by the Act, the Texas Business Corporation Act, the Texas Miscellaneous Corporation Laws Act, or other applicable law, as so amended.

Any repeal or modification of the foregoing paragraph by the members or managers shall not adversely affect any right or protection of a person who is a members or managers that exists at the time of that repeal or modification.

ARTICLE VIII

The Company shall indemnify and advance expenses to any persons who are named in any lawsuits or other proceedings as a result of their service to the Company as members, managers or officers to the fullest extent permitted by the laws of the State of Texas as such laws may now or hereafter exist. Any repeal or amendment of this Article shall operate prospectively only and shall not adversely affect any right to receive indemniflcation existing at the time of such repeal or amendment.

ARTICLE III

The amendment was approved in accordance with Section G of article 2.23 of the Texas Limited Liability Company Act or as otherwise provided in the Articles of Organization or regulations.

Date: April 10, 2001

ELECTRONIC RX NETWORK, LLC

By:	/s/ Mark Lyle
Mark Lyle

NATIONAL HEALTH SYSTEMS,INC. Initial Member

By:	/s/ Ken Hill
Ken Hill,Chief Executive officer

By:	/s/ Mark Lyle
Mark Lyle,Initial Member

FILED
In the Office of the
Secretary of State of Texas

AUG 29 2001

Corporations Section

ARTICLES OF AMENDMENT TO THE ARTICLES OF ORGANIZATION

OF

ELECTRONIC RX NETWORK, LLC

A LIMITED LIABILTY COMPANY

Pursuant to the provisions of Article 3.06 of the Texas Limited Liability Company Act, the undersigned company adopts the following Articles of Amendment to its Articles of Organization:

ARTICLE I

The name of the limited liability company is ELECTRONIC RX NETWORK, LLC.

ARTICLE II

The amendment “alters or changes Article 1 of the original or amended Articles of Organization and the full text of each provision as it is amended is as follows:

The name of the company is eRx Network, L.L.C.

ARTICLE III

The amendment was approved in accordance with Section H of article 2.23 of the Texas Limited Liability Company Act or as otherwise provided in the articles of organization or regulations.

Date: August 20, 2001

ELECTRONIC RX NETWORK, LLC

By:	/s/ Mark Lyle
Mark Lyle, Member

FILED
In the Office of the
Secretary of State of Texas

JUL 13 2009

Corporations Section

ARTICLES OF AMENDMENT TO THE ARTICLES OF ORGANIZATION

OF

ERX NETWORK, L.L.C.

A LIMITED LIABILITY COMPANY

Pursuant to the provisions of Article 3.06 of the Texas Limited Liability Company Act, the undersigned company adopts as of the 2nd day of July 2009 the following Articles of Amendment to its Articles of Organization:

ARTICLE I

The name of the limited liability company is eRx Network, L.L.C.

ARTICLE II

The amendment alters or changes Article IV and Article V of the original or amended Articles of Organization of eRx Network, L.L.C. (the “Company”).

Article IV of the original or amended Articles of Organization is altered to change the Company’s registered agent in the State of Texas from its current registered agent in the State of Texas to the successor to its current registered agent in the State of Texas, which change was authorized by the Company’s sole member.

The name Company’s current registered agent in the State of Texas is Mack Ed Swindle.

The address of the Company’s current registered agent in the State of Texas is 301 Commerce Street, Suite 3500, Fort Worth, Texas 76102.

The name of the Company’s successor to its current registered agent in the State of Texas is CT Corporation System.

The address of the Company’s successor to its current registered agent in the State of Texas is CT Corporation System, 350 North St. Paul St., Dallas, Texas 75201.

The full text of each provision as it is amended is as follows:

ARTICLE IV

The name of the Company’s registered agent is CT Corporation System.

The address of the registered agent of the Company in the State of Texas is CT Corporation System, 350 North St. Paul St., Dallas, Texas 75201.

ARTICLE V

The Company is to be managed by its Members.

The name and address of person or entity that is to serve as a member of the Company until the annual meeting of members of the Company or until a successor is elected and qualified is as follows:

ENVOY LLC

3055 Lebanon Pike, Suite 1000

Nashville, TN 37214

Attn: Gregory T. Stevens, Esq.

ARTICLE III

The amendment was approved in accordance with Section H of article 2.23 of the Texas Limited Liability Company Act or as otherwise provided in the articles of organization or regulations.

Date: July 13, 2009

[remainder of page intentionally left blank, signature page follows]

2

IN WITNESS WHEREOF, the undersigned, being an authorized member, has executed these Articles of Amendment as of the date first written above.

SOLE MEMBER:

ENVOY LLC

By:	/s/ Gregory T. Stevens
Name:	Gregory T. Stevens
Title:	Secretary